Exhibit 99.1

News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501

04228

AIR PRODUCTS REPORTS THIRD QUARTER EPS OF 71 CENTS

Access the Q3 earnings teleconference scheduled for 10:00 a.m. Eastern Time (ET) on July 28 by calling (913) 981-5508 and entering passcode 170301, or listen on the Web at www.airproducts.com/Invest/EarningsReleases.htm. Access the teleconference slides at www.airproducts.com/Invest/EarningsReleases/Teleconference.htm.

LEHIGH VALLEY, Pa. (July 28, 2004) – Air Products (NYSE:APD) today reported net income of $163 million or diluted earnings per share (EPS) of $.71 for its third fiscal quarter ended June 30, 2004. Results were up significantly from last year’s net income of $27 million or $.12 per share, which included an after-tax charge of $96.6 million or $.43 per share for a global cost reduction plan. Excluding this charge, net income was up 32 percent* and EPS was up 29 percent.* Sequentially, net income and EPS increased 15 percent.

Quarter revenues of $1,893 million were up 16 percent from the prior year on strong Gases volumes including acquisitions in the company’s Electronics and Healthcare businesses. Sequentially, revenues increased two percent, as improved Gases volumes were partially offset by lower Chemicals volumes. Operating income of $234 million was up 23 percent* excluding the prior year charge and up 11 percent sequentially, principally driven by volume gains.

John P. Jones, Air Products’ chairman and chief executive officer, said, “Our excellent results this quarter demonstrate that our people are executing our strategies. We are very pleased with our Gases performance, which posted strong volume gains delivering operating leverage to our bottom line. Also, for the second quarter in a row, our return on capital improved.”

Gases segment sales of $1,338 million increased 18 percent over the prior year on higher volumes across the businesses. Record operating income of $213 million increased 26 percent* excluding the prior year charge. These results were generated by higher volumes in the company’s Energy and Process Industries, Electronics, and Asian gas businesses. Volumes in both the North American and European merchant gas businesses also benefited from a pickup in manufacturing activity in these regions.

Chemicals segment sales of $453 million were up eight percent versus the prior year, primarily on volume growth in the company’s Performance Materials business. Operating income of $30 million increased three percent excluding the prior year charge*, as positive volumes were largely offset by higher manufacturing costs.

Equipment segment revenues of $102 million increased over the prior year on higher air separation plant sales. Operating income of $5 million increased on higher air separation and liquefied natural gas (LNG) heat exchanger activity. Within the quarter, the company received its third LNG heat exchanger order for the fiscal year.

Looking forward, Mr. Jones said, “Our outlook for the year is now $2.60 to $2.65—the top end of our original guidance for the year. We are encouraged by our strong performance this quarter and the positive trends we are seeing in our markets. For example, within the last month, we announced new contracts supplying hydrogen to four major North American refineries and a doubling of our liquid capacity in southern China to support our leadership position there.”

He continued, “Our highest priority is improving our return on capital. Our strong cash flow, growth platforms, operating leverage and productivity investments will deliver for our shareholders.”

Air Products will continue to drive portfolio management and cost reduction actions similar to prior years. Upfront costs associated with such actions could reduce Air Products’ projected earnings for the current fiscal year.

Air Products (NYSE:APD) serves customers in technology, energy, healthcare and industrial markets worldwide with a unique portfolio of products, services and solutions, providing atmospheric gases, process and specialty gases, performance materials and chemical intermediates. Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives. The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment. With annual revenues of $6.3 billion and operations in over 30 countries, the company’s 18,500 employees build lasting relationships with their customers and communities based on understanding, integrity and passion. For more information, visit www.airproducts.com.

NOTE: The forward-looking statements contained in this presentation are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions different than those currently anticipated and demand for Air Products’ goods and services; competitive factors in the industries in which it competes; interruption in ordinary sources of supply; the ability to recover unanticipated increased energy and raw material costs from customers; uninsured litigation judgments or settlements; spikes in the pricing of natural gas; changes in government regulations; consequences of acts of war or terrorism impacting the United States’ and other markets; charges related to currently unplanned portfolio management and cost reduction actions; the success of implementing cost reduction programs; the timing, impact and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the impact of tax and other legislation and regulations in jurisdictions in which Air Products and its affiliates operate; and the timing and rate at which tax credits can be utilized.

*This press release contains non-GAAP measures, which exclude the impact of the 2003 global cost reduction plan charge. The presentation of these non-GAAP measures is intended to enhance the usefulness of financial information by providing measures which are indicators of the company’s baseline performance. The company’s management uses these non-GAAP measures internally to evaluate its business and as a basis for forecasting future periods.

The table below presents a reconciliation of GAAP measures to non-GAAP measures:

Three Months Ended 30 June 2003
Millions of dollars, except per share

		2003 Global		Q3FY’04
		Cost		vs.	Q3FY’04
		Reduction	Non-	Q3FY’03	vs.
	GAAP	Plan	GAAP	Non-	Q3FY’03
	Basis	Charge	Measures	GAAP	GAAP
Operating Income
Gases	$76.5	$92.2	$168.7	26%	178%
Chemicals	(29.2)	58.1	28.9	3%	202%
Equipment	(.6)	2.4	1.8
All Other	(9.4)	—	(9.4)

Consolidated	$37.3	$152.7	$190.0	23%	527%

Net Income	$26.6	$96.6	$123.2	32%	513%

Diluted EPS	$.12	$.43	$.55	29%	492%

Please review the attached financial tables, including the Summary of Consolidated Financial Information:

AIR PRODUCTS AND CHEMICALS, INC.
SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

(Millions of dollars, except per share)

	Three Months Ended			Nine Months Ended
	30 June			30 June
	2004	2003		2004	2003
Sales	$1,892.5	$1,629.9		$5,433.9	$4,655.0

Income Before Cumulative Effect of Accounting Change	$163.0	$26.6	(a)	$436.0	$268.9	(a)
Cumulative Effect of Accounting Change	—	—		—	(2.9)

Net Income	$163.0	$26.6	(a)	$436.0	$266.0	(a)

Basic Earnings Per Share:
Income Before Cumulative Effect of Accounting Change	$.73	$.12	(a)	$1.95	$1.23	(a)
Cumulative Effect of Accounting Change	—	—		—	(.02)

Net Income	$.73	$.12	(a)	$1.95	$1.21	(a)

Diluted Earnings Per Share:
Income Before Cumulative Effect of Accounting Change	$.71	$.12	(a)	$1.91	$1.21	(a)
Cumulative Effect of Accounting Change	—	—		—	(.02)

Net Income	$.71	$.12	(a)	$1.91	$1.19	(a)

Capital Expenditures	$203.3	$152.8		$582.6	$692.5
Depreciation	$173.9	$164.7		$515.5	$477.1

(a)	Included an after-tax charge of $96.6, or $.43 per share, for a global cost reduction plan.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENT
(Unaudited)

(Millions of dollars, except per share)

	Three Months Ended		Nine Months Ended
	30 June		30 June
	2004	2003	2004	2003
SALES	$1,892.5	$1,629.9	$5,433.9	$4,655.0
COSTS AND EXPENSES
Cost of sales	1,388.3	1,204.8	3,988.1	3,414.1
Selling and administrative	243.7	212.0	725.5	611.9
Research and development	31.1	30.0	93.1	91.1
Global cost reduction plans, net	—	152.7	—	152.5
Other (income) expense, net	(4.3)	(6.9)	(15.4)	(22.2)

OPERATING INCOME	233.7	37.3	642.6	407.6
Equity affiliates’ income	24.2	22.7	65.8	66.2
Interest expense	29.5	32.5	92.7	92.8

INCOME BEFORE TAXES AND MINORITY INTEREST	228.4	27.5	615.7	381.0
Income tax provision (benefit)	63.4	(2.9)	169.6	100.9
Minority interest (a)	2.0	3.8	10.1	11.2

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	163.0	26.6	436.0	268.9
Cumulative effect of accounting change	—	—	—	(2.9)

NET INCOME	$163.0	$26.6	$436.0	$266.0

BASIC EARNINGS PER COMMON SHARE
Income before cumulative effect of accounting change	$.73	$.12	$1.95	$1.23
Cumulative effect of accounting change	—	—	—	(.02)

Net Income	$.73	$.12	$1.95	$1.21

DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effect of accounting change	$.71	$.12	$1.91	$1.21
Cumulative effect of accounting change	—	—	—	(.02)

Net Income	$.71	$.12	$1.91	$1.19

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING (in millions)	224.5	219.7	223.4	219.3

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING ASSUMING DILUTION (in millions)	229.4	223.3	228.4	222.9

DIVIDENDS DECLARED PER COMMON SHARE – Cash	$.29	$.23	$.75	$.65

(a)	Minority interest primarily includes before-tax amounts.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Millions of dollars)

	30 June	30 September
	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash items	$89.5	$76.2
Trade receivables, less allowances for doubtful accounts	1,472.2	1,188.5
Inventories and contracts in progress	547.3	565.9
Other current assets	228.8	237.3

TOTAL CURRENT ASSETS	2,337.8	2,067.9

INVESTMENTS IN NET ASSETS OF AND ADVANCES TO EQUITY AFFILIATES	608.2	553.5
PLANT AND EQUIPMENT, at cost	12,081.1	11,723.2
Less - Accumulated depreciation	6,401.1	6,086.1

PLANT AND EQUIPMENT, net	5,680.0	5,637.1

GOODWILL	803.1	725.8
INTANGIBLE ASSETS, net	103.3	104.1
OTHER NONCURRENT ASSETS	397.6	343.5

TOTAL ASSETS	$9,930.0	$9,431.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Payables and accrued liabilities	$1,324.8	$1,123.5
Accrued income taxes	7.5	115.6
Short-term borrowings and current portion of long-term debt	331.7	342.1

TOTAL CURRENT LIABILITIES	1,664.0	1,581.2

LONG-TERM DEBT	2,128.1	2,168.6
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES	953.6	1,005.9
DEFERRED INCOME TAXES	776.3	705.6

TOTAL LIABILITIES	5,522.0	5,461.3

MINORITY INTERESTS IN SUBSIDIARY COMPANIES	162.4	188.1

TOTAL SHAREHOLDERS’ EQUITY	4,245.6	3,782.5

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,930.0	$9,431.9

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Millions of dollars)

	Nine Months Ended
	30 June
	2004	2003
OPERATING ACTIVITIES
Net Income	$436.0	$266.0
Adjustments to reconcile income to cash provided by operating activities:
Depreciation	515.5	477.1
Impairment of long-lived assets	2.7	91.7
Deferred income taxes	111.1	60.8
Undistributed earnings of unconsolidated affiliates	(28.4)	.7
Gain on sale of assets and investments	(1.8)	(9.2)
Other	83.5	35.5

Subtotal	1,118.6	922.6
Working capital changes that used cash, excluding effects of acquisitions and divestitures:
Trade receivables	(272.7)	(64.9)
Inventories and contracts in progress	(5.3)	(26.9)
Payables and accrued liabilities (a)	(22.6)	(39.4)
Other	(121.9)	(60.9)

CASH PROVIDED BY OPERATING ACTIVITIES	696.1	730.5

INVESTING ACTIVITIES
Additions to plant and equipment (b)	(494.8)	(440.0)
Investment in and advances to unconsolidated affiliates	(18.2)	(6.1)
Acquisitions, less cash acquired (c)	(62.6)	(234.2)
Proceeds from sale of assets and investments	18.9	99.5
Other	.7	(.1)

CASH USED FOR INVESTING ACTIVITIES	(556.0)	(580.9)

FINANCING ACTIVITIES
Long-term debt proceeds	255.3	135.4
Payments on long-term debt	(296.6)	(212.8)
Net decrease in commercial paper and short-term borrowings	(61.1)	(100.8)
Dividends paid to shareholders	(153.7)	(138.0)
Issuance of stock for options and award plans	117.9	42.8

CASH USED FOR FINANCING ACTIVITIES	(138.2)	(273.4)

Effect of Exchange Rate Changes on Cash	11.4	11.4

Increase (Decrease) in Cash and Cash Items	13.3	(112.4)
Cash and Cash Items - Beginning of Year	76.2	253.7

Cash and Cash Items - End of Period	$89.5	$141.3

(a)	Pension plan contributions in 2004 and 2003 were $204.1 and $55.7, respectively.

(b)	Excludes capital lease additions of $7.0 and $6.8 in 2004 and 2003, respectively.

(c)	Excludes $1.4 of capital lease obligations and $4.0 of long-term debt assumed in acquisitions in 2003.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

(Millions of dollars, except per share)

Global Cost Reduction Plans

The results for the three and nine months ended 30 June 2003 included a charge of $152.7 ($96.6 after-tax, or $.43 per share) for the 2003 global cost reduction plan. This charge included $56.8 for severance and pension-related benefits and $95.9 for asset disposals and facility closures in the Gases and Chemicals segments. The results for the nine months ended 30 June 2003 also included the reversal of the balance of the accrual for the 2002 Plan of $.2.

The 2003 plan was completed as expected in June 2004 with the exception of the planned sale of the company’s European methylamines and derivatives business (EM&D). In April 2004, the company announced the proposed sale of this business, which is pending regulatory approval.

Equity Affiliates’ Income

Income from equity affiliates for the nine months ended 30 June 2003 included $14 for adjustments related to divestitures recorded in prior periods. $8 is included in Other equity affiliates and $6 is included in Gases equity affiliates.

Income Taxes

The company had a net tax benefit of $2.9 for the three months ended 30 June 2003. The net benefit was driven by the impact of the 2003 global cost reduction plan charges, which were taxed at statutory rates.

Litigation

In the normal course of business, the company is occasionally involved in uninsured legal proceedings, including, in July 2003, Honeywell International, Inc. and GEM Microelectronic Materials, LLC filed suit against the company alleging breach of contract resulting from the termination of a Strategic Alliance Agreement dated 1 October 1998 (“SAA”). The suit alleges that the company will source certain chemicals produced from its recently acquired Ashland Electronic Chemicals business rather than sourcing them from Honeywell. The suit was filed in Delaware Chancery Court seeking specific performance of the SAA and, in the alternative, a combination of specific performance and monetary damages up to $106. Trial was held during the week of 29 March 2004 and ended 2 April 2004. The company intends to continue its vigorous defense of this claim. A decision is expected before the end of August 2004. In fiscal year 2003, the company established an accrual for this litigation. The results for the three and nine months ended 30 June 2004 included an additional charge for this matter. There is a possibility that resolution of this matter could result in an additional loss in excess of presently established accruals. Although management is not able to reasonably estimate the amount of any additional loss, it believes that a judgment on damages will be significantly less than the damages sought.

The company does not expect that any sums it may have to pay, if any, in connection with these matters would have a materially adverse effect on its consolidated financial position or net cash flows, even though a future additional charge for any damage could have a significant impact on the company’s net income in the period in which it is recorded.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENT
(Unaudited)

(Millions of dollars)

	Three Months Ended			Nine Months Ended
	30 June			30 June
	2004	2003		2004	2003
Revenues from external customers
Gases	$1,337.9	$1,138.1		$3,826.3	$3,293.4
Chemicals	452.9	421.2		1,345.7	1,173.5
Equipment	101.7	70.6		261.9	188.1

Segment Totals	1,892.5	1,629.9		5,433.9	4,655.0

Consolidated Totals	$1,892.5	$1,629.9		$5,433.9	$4,655.0

Operating income
Gases	$213.0	$76.5	(a)	$584.7	$394.7	(a)
Chemicals	29.9	(29.2	)(b)	89.1	37.6	(b)
Equipment	5.3	(.6	)(c)	4.8	6.5	(c)

Segment Totals	248.2	46.7		678.6	438.8

Corporate research and development and other income (expense)	(14.5)	(9.4)		(36.0)	(31.2)

Consolidated Totals	$233.7	$37.3		$642.6	$407.6

Equity affiliates’ income
Gases	$19.7	$19.2		$56.4	$51.0
Chemicals	4.6	3.6		9.4	6.9
Equipment	(.1)	(.1)		—	—

Segment Totals	24.2	22.7		65.8	57.9

Other	—	—		—	8.3

Consolidated Totals	$24.2	$22.7		$65.8	$66.2

(Millions of dollars)

	30 June	30 September
	2004	2003
Identifiable assets (d)
Gases	$7,257.7	$7,097.3
Chemicals	1,423.6	1,478.1
Equipment	238.8	171.4

Segment Totals	8,920.1	8,746.8

Corporate assets	401.7	131.6

Consolidated Totals	$9,321.8	$8,878.4

(a)	Included a global cost reduction plan net expense of $92.2.

(b)	Included a global cost reduction plan net expense of $58.1.

(c)	Included a global cost reduction plan net expense of $2.4.

(d)	Identifiable assets are equal to total assets less investments in equity affiliates.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY GEOGRAPHIC REGIONS
(Unaudited)

(Millions of dollars)

	Three Months Ended		Nine Months Ended
	30 June		30 June
	2004	2003	2004	2003
Revenues from external customers
United States	$1,086.9	$939.4	$3,073.2	$2,700.8
Canada	16.7	19.2	57.8	76.5

Total North America	1,103.6	958.6	3,131.0	2,777.3

United Kingdom	180.6	133.3	506.2	362.4
Spain	115.1	97.7	328.2	271.0
Other Europe	258.7	242.0	795.6	683.1

Total Europe	554.4	473.0	1,630.0	1,316.5

Asia	192.9	165.8	546.0	471.8
Latin America	41.6	32.3	126.9	89.0
All Other	—	.2	—	.4

Total	$1,892.5	$1,629.9	$5,433.9	$4,655.0

Note: Geographic information is based on country of origin. The Other Europe segment operates principally in Belgium, France, Germany and the Netherlands. The Asia segment operates principally in China, Japan, Korea and Taiwan.

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Media Inquiries:

     Katie McDonald, tel: (610) 481-3673; e-mail: mcdonace@airproducts.com

Investor Inquiries:

     Phil Sproger, tel: (610) 481-7461; e-mail: sprogepc@airproducts.com